Exhibit 99.1
EXECUTIVE RETENTION
AGREEMENT
     THIS EXECUTIVE RETENTION AGREEMENT (the “Agreement”), dated as of ___________, is between TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (the “Company”) and _______________ (the “Executive”).
     The Board of Directors of the Company (the “Board”), has determined that it is in the best interests of the Company and its stockholders to enter into a Retention Agreement with the Executive on the terms set forth herein, effective as of the date on which it is executed, as set forth above (the “Effective Date”), to assure that the Company will have the continued dedication of the Executive, notwithstanding the merger of the Company (the “Transaction”) pursuant to the Agreement and Plan of Merger by and among Allied World Assurance Company Holdings, AG (“Allied World”), GO Sub, LLC, and the Company dated as of June 12, 2011(the “Merger Agreement”). The Board believes it is an important corporate goal and in the interests of the Company’s stockholders to encourage the Executive’s full attention and dedication to the Company. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.
     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
1. Term. The term of this Agreement shall commence on the Effective Date and shall continue until the earliest of the following: (a) December 31, 2013 or (b) the mutually agreed upon termination of the Agreement by the Executive and the Company.
2. Compensation of Executive. Until December 31, 2012:
     (a) the annual base salary of the Executive shall not be reduced below the annualized rate in effect immediately prior to the Closing Date, or, if the Transaction is not consummated, the Effective Date;
     (b) the target bonus amount established each year for the Executive pursuant to the 2007 Executive Bonus Plan (or any successor plan applicable to Company employees as a result of the Transaction) shall not be reduced below that target bonus amount in effect with respect to the year during which the Closing Date occurs, or, if the Transaction is not consummated, the Effective Date (provided that the actual bonus amount earned for any year or other period shall not be guaranteed);
     (c) the target fair value (within the meaning of Accounting Standards Codification No. 718) of the Executive’s equity awards granted to the Executive each year shall not be reduced below the target fair value of the equity awards granted to Executive in 2011; and
     (d) any other benefits included in the Executive’s total compensation, including retirement and/or welfare benefits provided to the Executive, shall not be substantially reduced, in the aggregate, below the cost to the Company of providing such benefits to the Executive in 2011.
3. Retention Award.

     (a) Grant of Retention Award.
          (i) Grant of Restricted Stock Unit Award. Immediately prior to the Closing Date, or, if the Transaction is not consummated, then at a grant date determined by the Board, the Company shall grant to the Executive a Restricted Stock Unit Award pursuant to the Company’s 2009 Long Term Equity Incentive Plan (the “Plan”) subject to that number of shares of common stock of the Company (the “Common Stock”) equal in value to [$___________].
          [(ii) Grant of Phantom Stock Units. Immediately prior to the Closing Date, or, if the Transaction is not consummated, then at a grant date determined by the Board, the Company shall grant to the Executive a right to receive a cash payment equal to the value of ___________ shares of common stock of the Company, which has a grant date value of [$___________] (the “Phantom Stock Award”) equal in value to [$___________]. The Phantom Stock Award shall have the same terms and conditions as the Restricted Stock Unit Award, except that the Phantom Stock Award shall be settled in cash.]
     (b) Vesting. Subject to the Executive’s continued employment with the Company and Sections 3(c) and 3(e) below, the Restricted Stock Unit Award described in Section 3(a)(i) [ and the Phantom Stock Unit Award described in Section 3(a)(ii)] shall vest according to the following schedule:
          (i) 50% of the Restricted Stock Unit Award [ and the Phantom Stock Award] shall vest on September 30, 2012;
          (ii) 50% of the Restricted Stock Unit Award [ and the Phantom Stock Award] shall vest on December 31, 2013.
     Vested portions of the Restricted Stock Unit Award shall be settled by the delivery of shares of Common Stock to the Executive (reduced by any shares withheld to satisfy any applicable tax withholding) [ and vested portions of the Phantom Stock Award shall be settled by the delivery of cash to the Executive (reduced by any amount withheld to satisfy any applicable tax withholding)] as soon as practicable after vesting, but in no event later than thirty (30) days after vesting. Except as otherwise provided in Section 3(c) and 3(e) below, if the Executive’s employment is terminated for any reason prior to December 31, 2013, all unvested portions of the Restricted Stock Unit Award [and the Phantom Stock Award] shall be immediately forfeited to the Company.
     (c) Termination Without Cause.
          (i) (A) For Executives who are participants in the Executive Severance Plan, notwithstanding the foregoing, if the Executive’s employment is terminated by the Company without Cause prior to December 31, 2013, all unvested portions of the Restricted Stock Unit Award[ and the Phantom Stock Award] shall vest pro-rata (based upon service during the period from July 1, 2011 until December 31, 2013), reduced by any prior vesting of such award[s], and the Restricted Stock Unit Award shall be settled by the delivery of shares of Common Stock to the Executive (reduced by any shares withheld to satisfy applicable tax withholding)[ and the Phantom Stock Award shall be settled by the delivery of cash to the Executive (reduced by any amount withheld to satisfy any applicable tax withholding)] as soon as practicable thereafter, but in any event no later than thirty (30) days following such termination of employment.

               (B) For Executives who are not participants in the Executive Severance Plan, notwithstanding the foregoing, if the Executive’s employment is terminated by the Company without Cause prior to December 31, 2013, all unvested portions of the Restricted Stock Unit Award[ and the Phantom Stock Award] shall vest in full, and the Restricted Stock Unit Award shall be settled by the delivery of shares of Common Stock to the Executive (reduced by any shares withheld to satisfy applicable tax withholding)[ and the Phantom Stock Award shall be settled by the delivery of cash to the Executive (reduced by any amount withheld to satisfy any applicable tax withholding)] as soon as practicable thereafter, but in any event no later than thirty (30) days following such termination of employment.]
          (ii) Notwithstanding the terms of the Company’s compensatory stock plans and the agreements that set forth the terms of Executive’s long-term incentive compensation awards, if the Executive is terminated without Cause on or before December 31, 2013, all unvested equity awards that are outstanding as of the Effective Date (including any awards to which such equity awards have been converted, or which were substituted for such equity awards as a result of the Transaction) that have been awarded to the Executive under any past or current compensation arrangement or similar plan of the Company (including any successor arrangement or plan applicable to employees of the Company as a result of the Transaction), shall become fully earned and vested immediately and shall not be subject to any further contractual restrictions. For any awards that vest, in whole or in part, based upon the achievement of one or more performance goals, “fully earned and vested” shall mean that the performance goals are deemed to have been achieved at the target level of performance and any vesting based upon future service is deemed to have been fully satisfied. All RSUs (including vested performance RSUs) and any other “full-value” stock awards shall be settled by the delivery of shares of Common Stock to the Executive (reduced by any shares withheld to satisfy applicable tax withholding) as soon as practicable thereafter, but in any event no later than two (2) weeks following such termination of employment. All stock options will remain exercisable for one year following the date of termination without Cause, but in no event longer than the maximum term of the stock options in accordance with the terms of the option agreement and the stock plan pursuant to which such options were granted (determined after giving effect to the terms of the Transaction and without regard to the Executive’s termination of employment).
     (d) Limited Waiver of Right to Resign for Good Reason. As part of the consideration for entering into this Agreement with the Company, and subject to Section 3(e) below, by executing and becoming a party to this Agreement, the Executive hereby waives his right to resign for Good Reason as a result of the Executive’s new employment position immediately following the Transaction, the terms of which new employment position (including the location of such position) will be communicated to Executive prior to the Closing Date. Such waiver shall apply to any and all compensation arrangements, bonus plans, equity award plans or other arrangements established by the Company in which the Executive participates, including this Agreement. For the avoidance of doubt, “Good Reason” as applied in this Section 3(d) to each agreement, arrangement, or plan to which this waiver applies, refers only to that term as it is defined in such agreement, arrangement, and plan. This waiver shall not limit the right of the Executive to resign for Good Reason, including under the terms of this Agreement, as a result of any other change that should occur subsequent to the Closing Date that is not included in the terms and conditions of Executive’s new employment position communicated to Executive prior to the Closing Date. Further, this waiver shall not limit the right of the Executive to resign for Good Reason under the terms of this Agreement, whether or not in connection with the Transaction, as a result of a breach by the Company of its obligations under

Section 2 above; or a failure of any successor of the Company to assume the obligations under this Agreement and to perform such obligations to the same extent that the Company would be required to perform such obligations if no such succession had taken place; provided that the foregoing shall be subject to the notice and cure provisions contained in Section 14(e). Notwithstanding any other provision of this Agreement to the contrary, in the event that (i) Executive executes and becomes a party to this Agreement and (ii) subsequent to the Effective Date and on or before the Closing Date, either the Company or Allied World communicates different terms to the Executive regarding Executive’s new employment position, then Executive shall have the right to rescind his execution of this Agreement. Except as otherwise set forth in the preceding sentence, Executive shall not have the unilateral right to terminate this Agreement.
     (e) Good Reason Resignation. Subject to Section 3(d), above, if Executive’s employment is terminated by the Executive for Good Reason prior to December 31, 2013, Section 3(c) of this Agreement shall apply to the Executive as though the Executive were terminated without Cause.
     (f) Section 409A. Notwithstanding any other provision of this Agreement, if the Executive is a Specified Employee (as defined in Section 1.409A-1(i) of the Treasury Department Regulations) on the date on which the Executive is terminated without Cause or resigns for Good Reason (the “Date of Termination”), to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (collectively “Section 409A”) such payments subject to Section 409A shall be made to the extent that the amount does not exceed two times the lesser of (i) the sum of the Executive’s annualized compensation based upon the annual rate of pay for services provided to the Company for the taxable year preceding the termination, or (ii) the maximum amount that may be taken into account pursuant to Section 401(a)(17) of the Code ($245,000 in 2011) for the year in which the Executive’s employment terminates. Any amounts exceeding such limit may not be made before the earlier of the date which is six (6) months after the Date of Termination or the date of death of the Executive. Any payments that were scheduled to be paid during the six (6) month period following the Executive’s Date of Termination, but which were delayed pursuant to this Section 6(e), shall be paid without interest on, or as soon as administratively practicable after, the first day following the six (6) month anniversary of the Executive’s Date of Termination (or, if earlier, the date of Executive’s death). Any payments that were originally scheduled to be paid following the six (6) months after the Executive’s Date of Termination, shall continue to be paid in accordance to their predetermined schedule. For avoidance of doubt, any amounts payable under this Agreement that are not subject to Section 409A shall be paid in accordance with the terms set forth herein.
     (g) Death; Disability. Notwithstanding the foregoing, if the Executive’s employment terminates due to death or Disability prior to December 31, 2013, all unvested portions of the Restricted Stock Unit Award[ and the Phantom Stock Award] shall vest pro-rata (based upon service during the period from July 1, 2011 until December 31, 2013), reduced by any prior vesting of such award[s], and the Restricted Stock Unit Award shall be settled by the delivery of shares of Common Stock to the Executive, or the Executive’s estate, if applicable (reduced by any shares withheld to satisfy applicable tax withholding)[ and the Phantom Stock Award shall be settled by the delivery of cash to the Executive, or the Executive’s estate, if applicable (reduced by any amount withheld to satisfy any applicable tax withholding)] as soon as practicable thereafter, but in any event no later than thirty (30) days following such termination of employment.

4. Non-Exclusivity of Rights. Nothing in this Agreement (i) shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify or (ii) shall limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies, except to the extent this Agreement explicitly provides for such limitation. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination or other date of expiration of this Agreement shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.
5. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.
6. Parachute Limitation.
     (a) If at any time or from time to time, it shall be determined by an independent nationally known financial accounting or law firm experienced in such matters selected by the Company (“Tax Professional”) that any payment or other benefit to the Executive pursuant to Section 3 of this Agreement or otherwise (“Potential Parachute Payment”) is or will, but for the provisions of this Section 6, become subject to the excise tax imposed by Section 4999 of the Code or any similar tax payable under any state, local, foreign or other law, but expressly excluding any income taxes and penalties or interest imposed pursuant to Section 409A of the Code (“Excise Taxes”), then the Executive’s Potential Parachute Payment shall be either (a) provided to the Executive in full, or (b) provided to the Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Taxes, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by the Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Taxes (“Payments”).
     (b) In the event of a reduction of benefits pursuant to Section 6(a), the Tax Professional shall determine which benefits shall be reduced so as to achieve the principle set forth in Section 6(a). For purposes of making the calculations required by Section 6(a), the Tax Professional may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and Executive shall furnish to the Tax Professional such information and documents as the Tax Professional may reasonably request in order to make a determination under Section 6(a). The Company shall bear all costs the Tax Professional may reasonably incur in connection with any calculations contemplated by Section 6(a).
     (c) If, notwithstanding any calculations performed or reduction in benefits imposed as described in Section 6(a), the IRS determines that Executive is liable for Excise Taxes as a result of the receipt of any payments made pursuant to Section 3 of this Agreement or otherwise, then Executive shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Executive challenges the final IRS determination, a final judicial determination, a portion of the Payments equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Executive’s net after-tax proceeds with respect to the Payments (after taking into account the payment of the Excise Taxes and all other applicable taxes imposed on such benefits) shall be maximized. The Repayment Amount shall be zero if a Repayment Amount of more than zero would not result in the Executive’s net after-tax proceeds with respect to the Payments being maximized. If the Excise Taxes are not eliminated pursuant to this Section 6(c), the Executive shall pay the Excise Taxes.
     (d) Notwithstanding any other provision of this Section 6, if (i) there is a reduction in the payments to an Executive as described above in this Section 6, (ii) the IRS later determines that the Executive is liable for Excise Taxes, the payment of which would result in the maximization of the Executive’s net after-tax proceeds (calculated based on the full amount of the Potential Parachute Payment and as if the Executive’s benefits had not previously been reduced), and (iii) the Executive pays the Excise Tax, then the Company shall pay to the Executive those payments which were reduced pursuant to Section 6(a) or 6(c) as soon as administratively possible after the Executive pays the Excise Taxes to the extent that the Executive’s net after-tax proceeds with respect to the payment of the Payments are maximized.
7. Restrictive Covenants.
     (a) In General. The “Restricted Period,” throughout which these provisions of Section 7 shall remain in force and effect, begins with the Effective Date and lasts until either (i) the end of the Retention Period, if the Executive remains employed through the end of the Retention Period, or (ii) if the Executive’s employment terminates during the Retention Period and whether or not the Executive is entitled to payment of some or all of the Restricted Stock Unit Award in connection with such termination, the [one-year/six-month] anniversary of such termination of employment. To the extent that the Executive becomes entitled to receive benefits under the Company’s Executive Severance Plan, the terms of that plan, including the restrictive covenants contained therein, shall control. Notwithstanding the foregoing, nothing in this Section shall diminish the limitations with respect to the Executive Severance Plan, or any other agreement, imposed by Sections 3(c), 3(d) or 3(e) of this Agreement. For purposes of the covenants contained in this Section 7, all references to the Company shall include, where applicable, any subsidiary or affiliate of, or successor to, the Company.
     (b) Non-Competition/Non-Solicitation. The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:
          (i) During the Restricted Period, the Executive shall not, directly or indirectly: (A) engage in any “Competitive Business” (defined below) for the Executive’s own account; (B) enter the employ of, or render any services to, any person engaged in any Competitive Business; (C) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or (D) interfere with business relationships between the Company and customers or suppliers of, or consultants to the Company.

          (ii) For purposes of this Section 7, a “Competitive Business” means, as of any date, including during the Restricted Period, any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that engages in or proposes to engage in the following activities in any geographical area in which the Company does business: (A) the property and casualty insurance business, including commercial insurance, business insurance, personal insurance and specialty insurance; (B) the life and accident and health insurance business; or (C) the underwriting, reinsurance, marketing or sale of (y) any form of insurance of any kind that the Company as of such date does, or proposes to, underwrite, reinsure, market or sell (any such form of insurance, an “TRH Insurance Product”), or (z) any other form of insurance that is marketed or sold in competition with any TRH Insurance Product.
          (iii) Notwithstanding anything to the contrary in this Agreement, the Executive may directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own one percent or more of any class of securities of such person.
          (iv) During the Restricted Period, the Executive shall not, directly or indirectly, without the Company’s written consent, knowingly hire, solicit or encourage to cease to work with the Company, any employee of the Company.
          (v) The Executive understands that the provisions of this Section 7 may limit the Executive’s ability to earn a livelihood in a business similar to the business of the Company but the Executive nevertheless agrees and hereby acknowledges that: (A) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (B) such provisions contain reasonable limitations as to time and scope of activity to be restrained; (C) such provisions are not harmful to the general public; and (D) such provisions are not unduly burdensome to the Executive. In consideration of the foregoing and in light of the Executive’s education, skills and abilities, the Executive agrees that he shall not assert that, and it should not be considered that, any provisions of Section 7 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.
          (vi) It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in this Section 7 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 7 or elsewhere in this Agreement is an unenforceable restriction against the Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.
     (c) Nondisparagement. The Executive agrees (whether during or after the Executive’s employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or the officers, directors or managers of the

Company other than to the extent reasonably necessary in order to (i) assert a bona fide claim against the Company arising out of the Executive’s employment with the Company, or (ii) respond in a truthful and appropriate manner to any legal process or give truthful and appropriate testimony in a legal or regulatory proceeding.
     (d) Confidentiality/Company Property. The Executive acknowledges that the disclosure of this Agreement or any of the terms hereof could prejudice the Company and would be detrimental to the Company’s continuing relationship with its employees. Accordingly, the Executive agrees not to discuss or divulge either the existence or contents of this Agreement to anyone other than the Executive’s immediate family, attorneys, accountants or tax or financial advisors, and further agrees to use the Executive’s best efforts to ensure that none of those individuals will reveal its existence or contents to anyone else. The Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” (as defined below), or any “Personal Information” (as defined below); provided that the Executive may disclose such information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Executive to divulge, disclose or make accessible such information; provided, further, that in the event that the Executive is ordered by a court or other government agency to disclose any Confidential Information or Personal Information, the Executive shall: (i) promptly notify the Company of such order; (ii) at the written request of the Company, diligently contest such order at the sole expense of the Company; and (iii) at the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order.
     Upon the Date of Termination, the Executive shall return any property of the Company, including, without limitation, files, records, disks and any media containing Confidential Information or Personal Information.
     (e) Code of Conduct. The Executive agrees to abide by all of the terms of the Company’s Code of Conduct or the Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, some of which may continue to apply after termination of employment.
     (f) Remedy for Violation of Restrictive Covenant. If at any time (a) the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) determines that grounds existed, on or prior to the Date of Termination, including prior to the Closing Date of the Transaction, for the Company to terminate the Executive’s employment for Cause, or (b) the Compensation Committee determines that Executive has materially breached any of the provisions of Section 7 and Executive has failed or is unable to substantially cure such breach following notice and a reasonable opportunity to cure, no further payments or benefits shall be due to the Executive under this Agreement and the Executive will be required to return, within 30 days of the date that Executive receives notification from the Company, any portions of the Restricted Stock Unit Award previously delivered to Executive. To the extent that Executive has sold, exchanged or otherwise disposed of any securities issued with respect to such Restricted Stock Unit Award, Executive shall return to the Company in cash the value of any proceeds (net of brokerage commissions, if any) received by Executive upon the disposition of such securities, or if the disposition was not an arms-length transaction, the fair market value of such shares at the time of the disposition. With respect to amounts to be paid in cash, the form of payment may be a certified cashier check, money transfer, or other method as approved by the Company.
     The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 7 would be inadequate, and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.
8. Successors.
     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any failure to obtain such an assumption shall immediately entitle the Executive to resign for “Good Reason” as described further in Section 3(d). As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
9. Executive Acknowledgment. The Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.
10. Arbitration. Any controversy between the Executive or the Executive’s heirs or estate and the Company or any employee of the Company, including but not limited to, those involving the construction or application of any of the terms, provisions or conditions of this Agreement or otherwise arising out of or related to this Agreement, shall be settled by arbitration before a single arbitrator in accordance with the then current employment arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The location of the arbitration shall be the Borough of Manhattan, City and State of New York. The arbitrator shall award attorney’s fees and costs to the Executive to the extent that the Executive prevails in the arbitration proceeding.
11. Section 409A. To the extent applicable, it is intended that this Agreement and any payment made hereunder shall comply with the requirements of Section 409A of the Code, and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the

Treasury or the Internal Revenue Service (“Section 409A”).
12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.
13. Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby. This Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the invalid, illegal or unenforceable provision or by its severance herefrom. In lieu of such invalid, illegal or unenforceable provisions there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.
14. Certain Definitions.
     (a) “Cause” shall mean, whether occurring prior to, or on or after the Closing Date:
          (i) The Executive’s willful failure to perform substantially his or her duties with the Company or any subsidiary of the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness);
          (ii) The Executive’s commission of an act of fraud, embezzlement or material dishonesty against the Company or any Subsidiary of the Company;
          (iii) The Executive’s knowing and material violation of a provision of the Company’s Code of Conduct or the Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, as such codes of conduct may be in effect from time to time; or
          (iv) The conviction of, or entry of a plea of guilty or no contest by the Executive with respect to, a felony or any lesser crime of which fraud or dishonesty is a material element.
          Notwithstanding the foregoing, a termination for Cause shall not have occurred unless (i) the Executive is given written notice by the Company of termination of employment within 30 days after the Company first becomes aware of the occurrence of the circumstances constituting Cause, specifying in detail the circumstances constituting Cause, and the Executive has failed within 30 days after receipt of such notice to cure the circumstances constituting Cause, and (ii) the Executive’s “separation from service” (within the meaning of Code section 409A) occurs no later than two years following the initial existence of one or more of the circumstances giving rise to Cause.
     (b) “Closing Date” shall have the meaning given to such term in the Merger Agreement.
     (c) “Confidential Information” shall mean information concerning the financial data,

strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other, proprietary and confidential information relating to the business of the Company (including any subsidiaries or affiliates of the Company) or customers, that, in any case, is not otherwise available to the public (other than by the Executive’s breach of the terms hereof).
     (d) “Disability” shall have the meaning given to such term under Code section 409A.
     (e) “Good Reason” shall mean:
          (i) A diminution in the Executive’s duties or responsibilities such that they are (or the assignment to the Executive of any duties or responsibilities that are) inconsistent in any material and adverse respect with the Executive’s then title or offices;
          (ii) A diminution in the Executive’s titles or offices (including, if applicable, membership on the Board) that is material and adverse to the Executive;
          (iii) A material reduction by the Company in the Executive’s rate of annual base salary;
          (iv) A material reduction by the Company in the Executive’s annual target bonus opportunity;
          (v) Any requirement that the Executive relocate his primary place of performance of services for the Company to more than 25 miles from its current location;
          (vi) A material breach by the Company of this Agreement or any other agreement with the Company or any Subsidiary of the Company providing compensation or benefits to the Executive, including but not limited to its obligations under Section 2 above; or
          (vii) A failure of any successor of the Company to assume the obligations under this Agreement and to perform such obligations to the same extent that the Company would be required to perform such obligations if no such succession had taken place.
          Notwithstanding the foregoing, a termination for Good Reason shall not have occurred unless (i) the Executive gives written notice to the Company of termination of employment within 30 days after the Executive first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in detail the circumstances constituting Good Reason, and the Company has failed within 30 days after receipt of such notice to cure the circumstances constituting Good Reason, and (ii) the Executive’s “separation from service” (within the meaning of Code section 409A) occurs no later than two years following the initial existence of one or more of the circumstances giving rise to Good Reason.
     (f) “Personal Information” shall mean any confidential information concerning the personal, social or business activities of the officers or directors of the Company or any of its subsidiaries or affiliates.
     (g) “Restricted Period” means the period for which the restrictive covenants of Section 7 are in effect. The term of such period is described in Section 7.

     (h) “Retention Period” shall mean the period commencing on the Effective Date and ending on December 31, 2013 and shall be inclusive of both such dates.
15. Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
     (b) All notices or other communications required or permitted hereunder shall be made in writing. Notice shall be effective on the date of delivery if delivered by hand upon receipt, on the first business day following the date of dispatch if delivered utilizing next day service by a recognized next day courier to the applicable address set forth below, or if mailed, three (3) business days after having been mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the applicable address set forth below. Notice given by facsimile shall be effective upon written confirmation of receipt of the facsimile.
If to the Executive:
To the residence address for the Executive last shown on the Company’s payroll records.
If to the Company:
Transatlantic Holdings, Inc.
80 Pine Street
New York, NY 10005
Fax: 212-248-0965
Attn: General Counsel
or to such other address as either party shall have furnished to the other in writing in accordance herewith.
     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     (e) This Agreement may not be modified or amended in a manner adverse to the interests of Executive except by an instrument in writing, signed by the Executive and by a duly authorized representative of the Company other than Executive. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.
     (f) This Agreement shall terminate only in accordance with the terms of Section 1 above. Termination of this Agreement shall not relieve any party of any obligations that it might have to the other party at the time of the termination of this Agreement in accordance with its terms.
     (g) The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the benefits paid by the Company to the Executive in connection with the retention of Executive as an employee of the Company, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving either Agreement.
     (h) In the event of any inconsistency between (i) this Agreement and (ii) any other plan, program, practice or agreement in which the Executive participates or is a party, this Agreement shall control, except to the extent provided in this Agreement.

The parties have duly executed this Agreement as of the date first written above.

TRANSATLANTIC HOLDINGS, INC.
The Company	Executive

By:

Name: [________________]	Name:[_____________________]
Title: [_________________]	Title: [_____________________]

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